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                                                                    EXHIBIT 23.1

                        [ARTHUR ANDERSEN LLP LETTERHEAD]


                   Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the inclusion in this registration statement on Post Effective Amendment No. 1 to Form S-1 (Registration No. 333-70621) of our report dated March 25, 1999 on our audits of the consolidated balance sheets of autobytel.com inc. and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended December 31, 1996, 1997 and 1998. We also consent to the reference to our firm under the caption "Experts".

                                        /s/ ARTHUR ANDERSEN LLP
                                        -----------------------------------
                                        ARTHUR ANDERSEN LLP

Los Angeles, California
March 25, 1999